                                                                    EXHIBIT 99.8

INDEPENDENT AUDITORS' REPORT ON FINANCIAL STATEMENT SCHEDULES

To the Partners of
Sierra Pacific Development Fund


We have audited the consolidated financial statements of Sierra Pacific Development Fund, a California limited partnership, (the "Partnership") as of December 31, 1999 and 1998, and for each of the three years in the period ended December 31, 1999 and have issued our report thereon dated February 25, 2000. Such consolidated financial statements and report are included in your 1999 Annual Report to the Limited Partners and are incorporated herein by reference. Our audits also included the financial statement schedules of Sierra Pacific Development Fund, listed in Item E of the Table of Contents. These financial statement schedules are the responsibility of the Partnership's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.


/s/ DELOITTE & TOUCHE LLP

Houston, Texas
February 25, 2000


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                                   SCHEDULE II
                         SIERRA PACIFIC DEVELOPMENT FUND
                 VALUATION AND QUALIFYING ACCOUNTS AND RESERVES
              For the Years Ended December 31, 1999, 1998 and 1997


                                                                Income
                                                               Producing
                                                              Properties
                                                             ------------
        Allowance for loss - January 1, 1997                 $ 1,000,000

        Provision charged to costs and expenses (1)                    0
                                                             -----------
        Allowance for loss - December 31, 1997                 1,000,000

        Provision charged to costs and expenses (1)                    0
                                                             -----------
        Allowance for Loss - December 31, 1998                 1,000,000

        Provision charged to costs and expenses (1)                    0
                                                             -----------
        Allowance for loss - December 31, 1999               $ 1,000,000
                                                             ===========

        (1) See Note 1 to the consolidated financial statements incorporated by reference to the Annual Report to the Limited Partners attached as an Exhibit.


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                                  SCHEDULE III
                         SIERRA PACIFIC DEVELOPMENT FUND
                    REAL ESTATE AND ACCUMULATED DEPRECIATION
                                DECEMBER 31, 1999

                                             Initial Cost           Improvements                 Gross Amount at
                                         to Partnership (1)         Capitalized           Which carried at close of period
                        Encumb-                      Improve-           After                       Improve-         Total
Description             Rances            Land        Ments         Acquisition (2)      Land        ments        (3)(4)(5)(6)
------------------      -------           ----        -----         --------------       ----        -----        ------------
OFFICE BUILDING-
INCOME  - PRODUCING:

Sierra Creekside (4)
San Ramon,
California              $1,673,186     $1,555,033                   $6,079,539         $1,555,033    $4,291,935    $ 5,846,968

                          Accum.           Date          Date        Deprec.
Description             Deprec. (6)    Constructed     Acquired       Life
------------------      -----------    -----------     --------       ----
OFFICE BUILDING-
INCOME  - PRODUCING:

Sierra Creekside (4)
San Ramon,
California              $ 2,289,481       10/84        03/83       1-30 yrs.

(1)    The initial cost represents the original purchase price of the property.

(2)    The Partnership has capitalized property development costs.

(3)    Also represents cost for Federal Income Tax purposes.

(4) On February 1, 1994, the property was transferred to a joint venture, Sierra Creekside Partners. The Partnership has an equity interest of 93.45% and Sierra Mira Mesa Partners, an affiliate, has a 6.55% equity interest at December 31, 1999.

(5) A valuation allowance of $1,000,000 was established as the appraised value of the property declined below book value. See Notes 1 and 4 to the consolidated financial statements incorporated by reference to the Annual Report to the Limited Partners attached as an Exhibit.

(6) Reconciliation of total real estate carrying value and accumulated depreciation for the three years ended December 31, 1999 is as follows:


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                                  SCHEDULE III
                         SIERRA PACIFIC DEVELOPMENT FUND
                    REAL ESTATE AND ACCUMULATED DEPRECIATION

                                                           Total Real Estate                      Accumulated
                                                            Carrying Value                       Depreciation
Balance - January 1, 1997                                    $  7,303,973                        $ 3,080,645
   Additions during the year                                       91,878                            334,450
   Deductions:
     Write off fully depreciated assets                        (1,458,841)                        (1,458,841)
                                                             ------------                        -----------
Balance - December 31, 1997                                     5,937,010                          1,956,254
   Additions during the year                                       78,467                            286,511
   Deductions:
     Write off fully depreciated assets                          (101,860)                          (101,860)
                                                             ------------                        -----------

Balance - December 31, 1998                                     5,913,617                          2,140,905
   Additions during the year                                       36,680                            251,905
   Deductions:
     Write off fully depreciated assets                          (103,329)                          (103,329)
                                                             ------------                        -----------
Balance - December 31, 1999                                  $  5,846,968                        $ 2,289,481
                                                             ============                        ===========